THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 178

                         TRUST AGREEMENT

                     Dated:  January 2, 1997

     The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


   FOR TARGET 5 TRUST, JANUARY 1997 SERIES ("TARGET 5 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 14,997 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/14,997.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

        C. The Percentage Ratio is as follows on the Initial Date of Deposit:

     AT&T Corporation               20%
     Chevron Corporation            20%
     General Motors Corporation     20%
     International Paper Company    20%
     Minnesota Mining &
       Manufacturing Company        20%

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0025 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0085 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is January 2,
1997.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


  FOR TARGET 10 TRUST, JANUARY 1997 SERIES ("TARGET 10 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 14,999 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/14,999.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

        C. The Percentage Ratio is as follows on the Initial Date of Deposit:

       10% AT&T Corporation, 10% Chevron Corporation, 10%
       E.I.  du  Pont de  Nemours  &  Company,  10% Exxon
       Corporation,   10% General Motors Corporation, 10%
       International  Paper Company, 10% Minnesota Mining
       &   Manufacturing   Company,  10%  J.P.  Morgan  &
       Company, Inc.,  10% Philip Morris Companies, Inc.,
       10% Texaco, Inc.

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0025 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0085 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is January 2,
1997.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


         FOR GLOBAL TARGET 15 TRUST, JANUARY 1997 SERIES


                   ("GLOBAL TARGET 15 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 30,565 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/30,565.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:

     6.61%  AT&T Corporation,  6.59%  Chevron  Corporation
     6.61% General Motors Corporation, 6.61% International
     Paper Company, 6.60% Minnesota Mining & Manufacturing
     Company, 6.76% BICC Plc, 6.71% BTR Plc, 6.73% British
     Gas Plc,  6.74%  Courtaulds Plc,  6.75%  Hanson, Plc,
     6.67%  Amoy  Properties Ltd.,  6.80%  Cathay  Pacific
     Airways, 6.72% Henderson Investment Ltd., 6.54%  Shun
     Tak Holdings Ltd.,  6.56%  South  China  Morning Post
     (Holdings) Ltd.

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0025 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0090 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is January 2,
1997.


 J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


         FOR GLOBAL TARGET 30 TRUST, JANUARY 1997 SERIES


                   ("GLOBAL TARGET 30 TRUST")

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 30,617 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/30,617.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:

     3.29%  AT&T corporation, 3.30% Chevron  Corporation,
     3.30%  E.I.  du Pont de  Nemours  &  Company,  3.30%
     Exxon Corporation, 3.29% General Motors Corporation,
     3.29%  International Paper Company, 3.31%  Minnesota
     Mining  & Manufacturing Company,  3.29%  J.P. Morgan
     & Company, Inc., 3.27% Philip Morris Companies, Inc.
     3.30% Texaco, Inc.,

     3.35% Allied Domecq Plc,  3.37%  BICC Plc, 3.35% BTR
     Plc,  3.36% British Gas Plc,  3.35%  British Telecom
     Plc, 3.36% Courtaulds Plc,  3.39% Hanson Plc,  3.35%
     Imperial Chemical Industries Plc, 3.35% Peninsular &
     Oriental Steam Navigation Company, 3.36% Royal Sun &
     Alliance Insurance Group,

     3.33%  Amoy Properties Ltd.,  3.14%  Cathay  Pacific
     Airways, 3.67% China Light & Power,  3.63% Hang Lung
     Development Company, 3.33% Henderson Land Development
     Co.  Ltd.,  3.16%  Henderson Investment Ltd.,  3.29%
     Hong Kong  Electric Holdings Ltd.,  3.38%  Hong Kong
     Telecommunications Ltd., 3.26% Shun Tak Holdings Ltd.
     3.28% South China Morning Pose (Holdings) Ltd.

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0025 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0090 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.   The Initial Date of Deposit for the Trust is January 2,
1997.


 J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.





                            PART III

     A.   Section 1.01(2) shall be amended to read as follows:

           "(2) "Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     B.   Section 1.01(26) shall be added to read as follows:

          "(26) The term "Rollover Unit holder" shall be defined as set forth in Section 5.05, herein."

     C.   Section 1.01(27) shall be added to read as follows:

          "(27)   The  "Rollover  Notification  Date"  shall   be
     defined as set forth in the Prospectus under "Summary of Essential Information."

     D.   Section 1.01(28) shall be added to read as follows:

          "(28)   The  term  "Rollover  Distribution"  shall   be
     defined as set forth in Section 5.05, herein."

     E.   Section 1.01(29) shall be added to read as follows:

          "(29)  The term "Distribution Agent" shall refer to the
     Trustee  acting  in  its  capacity  as  distribution   agent
     pursuant to Section 5.02 herein."

     F.   Section 1.01(30) shall be added to read as follows:

          "(30)   The  term  "Special Redemption and  Liquidation
     Period" shall be as set forth in the Prospectus under "Summary of Essential Information."

     G. The term "Capital Account" as set forth in the Prospectus shall be deemed to refer to the "Principal Account."

     H. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:

          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur with 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit. Cash represented by a foreign currency shall be replicated in such currency or, if the Trustee has entered into a contract for the conversion thereof, in U.S. dollars in an amount replicating the dollars to be received on such conversion."

          I.     Section  2.01(c)  of  the  Standard  Terms   and
     Conditions  of  Trust  is  hereby  amended  by  adding   the
     following at the conclusion thereof:

               "If any Contract Obligation requires settlement in
     a foreign currency, in connection with the deposit of such Contract Obligation the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Obligation and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contact."


      J.    The  second paragraph of Section 3.02 of the Standard
Terms and Conditions is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

      K.    Paragraph (c) of Subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

     L. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such
     Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

          Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) the following reinvestment option:

               The Trustee will, for any Unit holder who provides
          the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the fifth business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital
          Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

     M. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

      N.    Section 3.11 of the Standard Terms and Conditions  of
Trust is hereby deleted in its entirety and replaced with the following language:

          "Section 3.11. Notice to Depositor.

          In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

          In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

          Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

          Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall, within five days thereafter, mail to all Unit holders of such Trust notices of such acquisition unless legal counsel for such Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     O.    Section 3.05 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended to include the following subsection:

          "Section 3.05.I.(e) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14.

     P.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.14.:

          "Section 3.14. Bookkeeping and Administrative Expenses.
     As   compensation  for  providing  bookkeeping   and   other
     administrative   services  of  a  character   described   in
     Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate,  the  services to be provided  hereunder  by  the
     Trustee  or  the  Portfolio Supervisor, the Depositor  shall receive against a statement or statements therefor submitted to  the Trustee monthly or annually an aggregate annual  fee in an amount which shall not exceed that amount set forth in the  Prospectus times the number of Units outstanding as  of
     January  1 of such year except for a year or years in  which an  initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month  is based on the number of Units outstanding at the end of  such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment  trusts  for  which the  Depositor  hereunder  is acting  as  Depositor  for providing  such  bookkeeping  and administrative  services  in any calendar  year  exceed  the aggregate cost to the Depositor providing services  to  such unit investment trusts.  Such compensation may, from time to time,  be adjusted provided that the total adjustment upward does  not,  at  the  time  of such  adjustment,  exceed  the percentage of the total increase, after the date hereof,  in consumer  prices  for  services as measured  by  the  United
     States  Department  of Labor Consumer Price  Index  entitled
     "All  Services  Less Rent of Shelter" or similar  index,  if such  index  should no longer be published.  The consent  or concurrence  of  any  Unit holder  hereunder  shall  not  be
     required   for  any  such  adjustment  or  increase.    Such
     compensation shall be paid by the Trustee, upon  receipt  of invoice therefor from the Depositor, upon which, as  to  the
     cost   incurred  by  the  Depositor  of  providing  services
     hereunder the Trustee may rely, and shall be charged against
     the   Income   and  Capital  Accounts  on  or   before   the
     Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
     Section 3.14.

          Any  moneys payable to the Depositor pursuant  to  this
     Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

     Q.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15:

          "Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus, withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g)(ii), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant  to  Section  6.01(g)(ii), the  Trustee  shall  not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to
     Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     R.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by adding the following new Section 3.16:

     "Section  3.16.   Foreign  Currency  Exchange.   Unless  the
     Depositor   shall  otherwise  direct,  whenever  funds   are
     received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars pursuant to the instruction of the Depositor. The Trustee shall have no liability for any loss or depreciation resulting from action taken pursuant to such instruction."

     S.    Article  IV,  Section 4.01 of the Standard  Terms  and
Conditions of Trust is hereby amended in the following manner:

          1. Section 4.01(b) is hereby amended by deleting that portion of the first sentence appearing after the colon and the entire second sentence and replacing them in their entirety with the following:

               "if the Securities are listed on a national or foreign securities exchange or the NASDAQ National Market System, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation), or if there is no closing sale price on such exchange or system, at the closing ask prices. If the Securities are not so listed or, if so listed and the principal market therefor is other than on an exchange, the evaluation shall generally be based on the current ask price on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If current ask prices are unavailable, the evaluation is generally determined (a) on the basis of current ask prices for comparable securities, (b) by appraising the value of the Securities on the ask side of the market or (c) any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates, unless the Security is in the form of an American Depositary Share or Receipt, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for American Depositary Shares or Receipts (unless the Evaluator deems such prices inappropriate as a basis for valuation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation time."

          2.     Section  4.01(c)  is  hereby  deleted   and
     replaced in its entirety with the following:

               "(c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any),the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Equity Securities are listed on a national or foreign securities exchange or the NASDAQ National Market System and the closing sale prices are utilized, on the basis of the current bid prices of the Equity Securities. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation."

     T. Section 5.01 is hereby amended to add the following at the conclusion of the first paragraph thereof:

          "Amounts receivable by the Trust in a foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Equity Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01."

      U.    Section 5.02 of the Standard Terms and Conditions  of
Trust is amended by adding the following after the second paragraph of such section:

          "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section
     5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

          Unit holders of the Target 5 Trust or the Target 10 Trust may redeem 2,500 Units or more of either Trust and request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section.
     Subject to Section 5.05 with respect to Rollover Unit holders, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

     V.   The following Section 5.05 shall be added:

          "Section 5.05. Rollover of Units. (a) If the Depositor shall offer a subsequent series of Target 5 Trust, Target 10 Trust or Global Target 15 Trust (individually, each a "New Series" and collectively, the "New Series"), the Trustee shall, at the Depositor's sole cost and expense, include  in  the  notice sent to Unit holders  specified  in
     Section 8.02 a form of election whereby Unit holders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to have their Units(s) redeemed in kind in the manner provided in Section 5.02, the Securities included in the redemption distribution sold, and the cash proceeds applied by the Distribution Agent to purchase Units of a New Series, all as hereinafter provided. The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by any Certificate evidencing Units tendered for redemption or a properly completed redemption request with respect to uncertificated Units, by its close of business on the Rollover Notification Date.

          All Units so tendered by a Unit holder (a "Rollover Unit holder") shall be redeemed and cancelled on the Rollover Notification Date. Subject to payment by such Rollover Unit holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made in kind pursuant to Section 5.02 by distribution of cash and/or Securities to the Distribution Agent on the Rollover Notification Date of the net asset value (determined on the basis of the Trust Fund Evaluation as of the Rollover Notification Date in accordance with
     Section 4.01) multiplied by the number of Units being redeemed (herein called the "Rollover Distribution"). Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the redemption distribution as of the Rollover Notification Date.

          All Securities included in a Unit holder's Rollover Distribution shall be sold by the Distribution Agent on the Special Redemption and Liquidation Date specified in the Prospectus pursuant to the Depositor's direction, and the Distribution Agent shall employ the Depositor as broker in connection with such sales. For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided however, that its compensation shall not exceed the amount authorized by applicable Securities laws and regulations. The Depositor shall direct that sales be made in accordance with the guidelines set forth in the Prospectus under the heading "Special
     Redemption, Liquidation and Investment in New Trusts." Should the Depositor fail to provide direction, the Distribution Agent shall sell the Securities in the manner provided in the prospectus for " less liquid Equity Securities." The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section.

          Upon each trade date for sales of Securities included in the Rollover Unit holder's Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unit holder, enter into a contract with the Depositor to purchase from the Depositor Units of a New Series (if any), at the Depositor's public offering price for such Units on such day, and at such reduced sales charge as shall be described in the prospectus for such Trust. Such contract shall provide for purchase of the maximum number of Units of a New Series whose purchase price is equal to or less than the cash proceeds held by the Distribution Agent for the Unit holder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor. In the event a sale of Securities included in the Rollover Unit holder's redemption distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unit holder as of the settlement date for the purchase of Units of a New Series to purchase the maximum number of units which such cash balance will permit, and the Depositor agrees that the settlement date for Units whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase. If the Unit holder's Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of a New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the
     Units  as  to  which there was a cash shortfall without  any liability to the Rollover Unit holder or the Distribution Agent. Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unit holder by check mailed to the address of such Unit holder on the registration books of the Trustee. Units of a New Series will be uncertificated unless and until the Rollover Unit holder requests a certificate. Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures. Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          (b) Notwithstanding the foregoing, the Depositor may, in their discretion at any time, decide not to offer Trust Series in the future, and if so, this Section 5.05 concerning the Rollover of Units shall be inoperative.

          (c) The Distribution Agent shall receive no fees for performing its duties hereunder. The Distribution Agent shall, however, be entitled to receive indemnification and reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder."

     W.   Paragraph (g) of Section 6.01 of the Standard Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

          "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total principal amount of Securities deposited in such Trust, or (ii)"

     X.   Section 1.01(4) shall be amended to read as follows:

          "(4)  "Portfolio  Supervisor" shall  mean  First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     Y.   Section 1.01(3) shall be amended to read as follows:

          "(3)  "Evaluator" shall mean First Trust Advisors  L.P.
     and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     Z. The first sentence of Section 3.13. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed that amount as set forth in the Prospectus per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for the cost of providing such services."

     AA.  Section 2.03(a) of the Standard Terms and Conditions of
Trust shall be amended by adding the following sentence after the first sentence of such section:

          "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

     BB.   The following shall be added immediately following the
first sentence of paragraph (c) of Section 2.01:

          "The Trustee may allow the Depositor to substitute any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) with cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

     CC.   Paragraph  (e) of Section 6.01 of Article  VI  of  the
Standard Terms and Conditions of Trust is amended to read as follows:

          "(e)  (I)   Subject to the provisions of  subparagraphs
     (II) and (III) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however, that this disclaimer of liability shall not (i) excuse the Trustee from the responsibilities specified in subparagraph II below or
     (ii) limit the obligation of the Trustee to indemnify the Trust under subparagraph III below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in section 6.04 hereof.

          (II) The Trustee may place and maintain in the care of an eligible foreign custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph
     (I) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership Income) the Trust's foreign securities, cash and cash equivalents in amounts reasonably necessary to effect the Trust's foreign securities transactions, provided that the Trustee hereby agrees to perform all the duties assigned by rule 17f-5 as now in effect or as it may be amended in the future, to the boards of management investment companies. The Trustee's duties under the preceding sentence will not be delegated.

          As used in this subparagraph (II),

                (1) "foreign securities" include: securities issued and sold primarily outside the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the government of the United States or by any state or any political subdivision thereof or by any agency thereof or by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

               (2)  "eligible foreign custodian" means

                (a) The following securities depositories and clearing agencies which operate transnational systems for the central handling of securities or equivalent book entries which, by appropriate exemptive order issued by the Securities and Exchange Commission, have been qualified as eligible foreign custodians for the Trust but only for so long as such exemptive order continues in effect: Morgan Guaranty Trust Company of New York, Brussels, Belgium, in its capacity as operator of the Euroclear System
     ("Euroclear"),   and   Central  de  Livraison   de   Valeurs
     Mobilires, S.A. ("CEDEL").

                (b) Any other entity that shall have been qualified as an eligible foreign custodian for the foreign securities of the Trust by the Securities and Exchange Commission by exemptive order, rule or other appropriate action, commencing on such date as it shall have been so qualified but only for so long as such exemptive order, rule or other appropriate action continues in effect.

                (III) The Trustee will indemnify and hold the Trust harmless from and against any loss occurring as a result of an eligible foreign custodian's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing custodial duties."

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    NIKE SECURITIES L.P.,
                                       Depositor


                                    By Robert M. Porcellino
                                       Vice President



                                    THE CHASE MANHATTAN BANK,
                                       Trustee


                                    By   Thomas Porrazzo
                                         Vice President
[SEAL]

ATTEST:

Rosalia A. Raviele
Second Vice President


                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By Robert M. Porcellino
                                       Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By Robert M. Porcellino
                                       Vice President

                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
      The First Trust Special Situations Trust, Series 178

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)